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                                                                  Exhibit 10.22


                          CONCENTRATION BANK AGREEMENT

                  THIS CONCENTRATION BANK AGREEMENT, dated as of June 8, 2001 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), is by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (the "BORROWER"), PNC BANK, NATIONAL ASSOCIATION, as concentration bank (the "CONCENTRATION BANK"), and BANKERS TRUST COMPANY, as Agent (the "AGENT") for the Lenders (as defined below).

                                  WITNESSETH:

                  WHEREAS, the Borrower is a party to that certain Fifth Amended and Restated Credit Agreement, dated as of May 25, 2001 (as amended, supplemented or otherwise modified to the date hereof or from time to time hereafter, the "CREDIT AGREEMENT"), with the various financial institutions that are or may from time to time become parties thereto (the "LENDERS"), and the Agent;

                  WHEREAS, pursuant to the Credit Agreement, the Borrower and the Agent are parties to that certain Borrower Security Agreement, dated as of October 20, 1994 (as it may be amended, supplemented or otherwise modified from time to time hereafter, the "BORROWER SECURITY AGREEMENT");

                  WHEREAS, pursuant to the Credit Agreement, the Borrower and/or certain of the Borrower's Subsidiaries and the Agent entered into certain Collection Bank Agreements, (as amended, supplemented, or otherwise modified from time to time hereafter, the "COLLECTION BANK AGREEMENTS") with certain Collection Banks (as defined in such Collection Bank Agreements);

                  WHEREAS, the Borrower Security Agreement and the Collection Bank Agreements contemplate the transfer of all proceeds of Accounts Receivable contained in accounts maintained with the Collection Banks (each, a "COLLECTION ACCOUNT"), including without limitation those established for deposit into a special segregated account maintained with the Concentration Bank and listed in Part A of Schedule I hereto (the "CONCENTRATION ACCOUNT");

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Lenders, a continuing security interest in all of the Borrower's right, title, and interest in and to all deposit accounts, including, the Concentration Account, and all amounts from time to time deposited therein;

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Lenders, a continuing security interest in all present and future accounts, contract rights, other payment rights of any kind, instruments, documents, chattel paper and general intangibles of the Borrower, and all proceeds thereof, that may from time to time be deposited in any deposit account, including the Concentration Account;

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Banks, a continuing security interest in


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all general intangibles, including, without limitation, all rights to payment, and all proceeds of the Concentration Account, including whatever is receivable or received when amounts in the Concentration Account are exchanged or otherwise disposed of;

                  WHEREAS, pursuant to Section 8.05(vi) of the Credit Agreement, Borrower is permitted to invest in cash equivalents, as defined in
Schedule II attached hereto ("CASH EQUIVALENTS");

                  WHEREAS, the Borrower, the Agent, and Bank of America, N.A. are parties to that certain Concentration Bank Agreement dated as of November 1, 2000 (as amended, supplemented or otherwise modified to the date hereof, the "EXISTING CONCENTRATION BANK AGREEMENT") pursuant to which the Borrower maintains a concentration account (the "EXISTING CONCENTRATION ACCOUNT") into which all amounts from the Collection Accounts are swept; and

                  WHEREAS, the Borrower has requested that the Agent approve a change in the identity of the Concentration Bank from Bank of America, N.A. to PNC Bank, National Association and the parties have agreed to certain other modifications to the Existing Concentration Bank Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein without definition that are defined in or have reference in, the Borrower Security Agreement or the Credit Agreement shall have the meanings specified therein. Undefined terms that are defined in the Uniform Commercial Code, as it is currently enacted or may hereafter be amended, in the applicable jurisdiction or jurisdictions shall have the meanings set forth therein.

                  SECTION 2. Security Interest and Notice and Acknowledgement Thereof.

                  (a) To secure the due and punctual payment and performance of the Secured Obligations, the Borrower hereby reaffirms and ratifies its assignment and grant, and hereby further assigns and grants, to the Agent, for the benefit of the Lenders, a security interest in and a lien upon all of the Borrower's right, title, and interest now or hereafter acquired in and to (i) the Concentration Account, including all funds and assets from time to time on deposit therein and all contract rights, claims, choses in action and privileges in respect of the Concentration Account; (ii) the Collection Accounts, including all funds and assets from time to time on deposit therein and all contract rights, claims, choses in action and privileges in respect of the Collection Accounts; (iii) all investment property and financial assets ("FINANCIAL ASSETS") and all contract rights, claims, choses in action and privileges in respect thereof, including, without limitation, all investments made with funds in the Concentration Account or any proceeds thereof; and (iv) all deposit accounts, including, without limitation, all deposit accounts into which funds in the Concentration Account may from time to time be transferred and all deposit accounts otherwise located at the Concentration Bank (the "DEPOSIT ACCOUNTS").

                  (b) The Agent, the Concentration Bank and the Borrower agree that all checks, money orders, and other evidences of payment may be deposited in the Concentration Account without the Borrower's endorsement.


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                  (c)      The Borrower, the Agent, and the Concentration Bank
hereby agree that the Concentration Bank shall comply with instructions originated by the Agent directing the disposition of the funds contained in the Concentration Account or any other Deposit Account maintained by the Borrower with the Concentration Bank, in accordance with the terms and conditions of this Agreement, without further consent by the Borrower.

                  (d) The Borrower and the Agent hereby notify the Concentration Bank of, and the Concentration Bank hereby acknowledges, the security interest granted by the Borrower to the Agent in all of the Borrower's right, title and interest now or hereafter acquired in and to the Collateral under the Borrower Security Agreement, including, without limitation, all rights characterized as contract rights, general intangibles or accounts, all proceeds of funds in the Concentration Account and all other Deposit Accounts.

                  (e) The Concentration Bank hereby agrees to establish a liquidity management sub account within the Concentration Account (the "LIQUIDITY MANAGEMENT SUB ACCOUNT") for the purpose of automatically sweeping excess balances into overnight investments in Cash Equivalents, after any payments required to be made to Agent pursuant to Section 4(d), Section 4(e) or
Section 5(c). The Liquidity Management Sub Account is and shall be a part of the Concentration Account and all references herein to the Concentration Account shall include the Liquidity Management Sub Account. The Borrower hereby agrees that it will not make any other investments with funds in the Concentration Account.

                  (f) Borrower hereby covenants and agrees that it will not deliver any entitlement orders to the Concentration Bank (i) to make any investments other than in Cash Equivalents, (ii) to transfer the proceeds of the sale of any investments in the Liquidity Management Sub Account from any such account to any account other than the Concentration Account, or (iii) to transfer any dividends or interest on any investments in the Liquidity Management Sub Account from any such account to any account other than the Concentration Account, and the Concentration Bank agrees that it will not honor any instructions from Borrower with respect to investment of funds in the Concentration Account that do not comply with the provisions of this Section 2(f).

                  (g) Borrower hereby agrees to execute such financing statements and other documents as the Agent may reasonably request to perfect the security interest reaffirmed and granted to the Agent, for the benefit of Lenders, pursuant to this Agreement.

                  (h) The Concentration Bank shall not (i) register or cause to be registered in the name of Borrower any security or other Financial Asset, hold any security or other Financial Asset registered in the name of Borrower or issue to Borrower any security or other Financial Asset registered in the name of Borrower held in the Liquidity Management Sub Account, or (ii) hold in the Liquidity Management Sub Account or for Borrower any Financial Asset payable to the order of or specially endorsed to Borrower.

                  SECTION 3.        Accounts.

                  (a) Listed on Part A of Schedule I hereto is the account number of the Concentration Account and the address of the branch at the Concentration Bank where such Concentration Account is maintained.


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                  (b)      Listed on Part B of Schedule I hereto is the account
number of each Deposit Account and the address where each Deposit Account is maintained.

                  (c) The Borrower may not, and Borrower may not permit any Subsidiary to, without the prior written consent of the Agent (i) close the Concentration Account, (ii) establish any new accounts for the transfer of funds from any Collection Account or for the purpose of collecting Accounts Receivables after the date hereof, (iii) establish any account for the purpose of making investments in Cash Equivalents from the proceeds of funds from the Concentration Account after the date hereof, other than the Liquidity Management Sub Account; or (iv) establish any different Deposit Accounts, other than Deposit Accounts held in the Liquidity Management Sub Account, into which funds in the Concentration Account may be transferred.

                  (d) The Borrower shall not deposit funds from any source other than the Existing Concentration Account, proceeds of Accounts Receivable, proceeds from the sale or other disposition of investments in the Liquidity Management Sub Account or interest or dividend payments on investments in the Liquidity Management Sub Account.

                  (e) The Concentration Bank hereby confirms that it has opened the Concentration Account with the account number and at the location set in Part A of Schedule I. Concentration Bank hereby agrees to notify Agent of receipt of any instruction from Borrower to close the Concentration Account within a reasonable period of time.

                  SECTION 4.        Irrevocable Direction to Transfer Funds;
Access to Transfers.

                  (a) Pursuant to the Collection Bank Agreements, the Borrower and certain of the Borrower's Subsidiaries irrevocably directed each Collection Bank to transfer at least once each Business Day all Collected Funds contained in the Collection Accounts for deposit into the Concentration Account. "Collected Funds" means funds in the Concentration Account which are not subject to hold for uncollected funds pursuant to Federal Reserve Regulation CC or the Concentration Bank's customary procedures. The Concentration Bank agrees, subject to Section 8, to hold all amounts in the Concentration Account for the benefit of the Lenders on the terms set forth in this Agreement and to accept all transfers from the Collection Banks at least once each Business Day.

                  (b)      Following the giving of the Notice described in
Section 5 to the Concentration Bank and until such Notice is revoked by the Agent, the Borrower authorizes the Agent to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to, the Concentration Account, any Deposit Account at the Concentration Bank, and with respect to either such account, the funds deposited therein, without further consent of the Borrower.

                  (c) Subject to Section 4(b), funds deposited into the Concentration Account may be withdrawn by Borrower, subject to the Concentration Bank's funds availability schedule in effect at such time, at any time or from time to time, provided that such funds are transferred to (i) the Liquidity Management Sub-Account, (ii) zero balance Deposit Accounts maintained by PNC Bank, National Association for Borrower for the purposes of paying payroll checks and accounts payable of Borrower, or (iii) Agent. The Concentration Bank shall have no obligation to monitor the transfer of funds.


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                  (d)      After receipt of the Notice from the Agent in
accordance with Section 5 and prior to the revocation by the Agent of such Notice, the Borrower agrees that all funds deposited in the Concentration Account and the Deposit Accounts from time to time shall be held by the Concentration Bank for the Agent, on behalf of the Lenders, shall be the property of the Agent, on behalf of the Lenders, and may be withdrawn from time to time by the Agent, and the Borrower shall have no further authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as depositor or owner with respect to the Concentration Account, the Deposit Accounts and the funds deposited therein. After receipt of the Notice from the Agent in accordance with Section 5 and prior to the revocation by the Agent of such Notice, the Borrower shall not give, and the Concentration Bank shall not honor, any instructions to change the authorized signatories on the Concentration Account and Deposit Accounts unless such instructions are given, or approved, in writing by the Agent.

                  (e) Upon execution of this Agreement, the Concentration Bank hereby agrees to pay to Agent at the end of each Business Day all Collected Funds equal to the difference between (i) all amounts in the Concentration Account at the end of such Business Day prior to any automatic sweep of excess cash balances into overnight investments, and (ii) $3,000,000.

                  (f) The Borrower hereby acknowledges and agrees that the authorizations hereunder are powers coupled with an interest.

                  SECTION 5. Concentration Bank's Notice. The Borrower irrevocably authorizes and instructs the Concentration Bank to take the following actions upon and after receipt of written notice (the "NOTICE") from the Agent that an Event of Default has occurred and is continuing under the Credit Agreement and that the provisions of this Section 5 shall be in effect until receipt of written notice from the Agent revoking such Notice:

                  (a) The Concentration Bank shall cease honoring all drafts, demands, withdrawal requests, entitlement orders, remittance instructions or other instructions by the Borrower with respect to the Concentration Account or any other Deposit Account made after receipt of the Notice.

                  (b) The Concentration Bank shall hold solely for the account of the Agent, on behalf of the Lenders, all funds that may be on deposit in the Concentration Account or any other Deposit Account at the time the Notice is received by the Concentration Bank and all funds thereafter deposited into the Concentration Account or any other Deposit Account, and, subject to Section 8, the Concentration Bank will remit all such Collected Funds directly to the Agent on behalf of the Lenders, in accordance with the Concentration Bank's procedures then in effect as the funds are collected, by electronic transfers to the account indicated in such Notice.

                  (c) Subject to Section 8, the Concentration Bank shall forward all Collected Funds in the Concentration Account and the Deposit Accounts and pay over and deliver no later than 2:00 p.m., New York time, on each Business Day thereafter all Collected Funds on deposit in the Concentration Account and the Deposit Accounts on such Business Day, in each case directly to the Agent on behalf of the Lenders; provided, however, that unless the Agent consents to the Concentration Bank retaining at least $150,000 in the aggregate in the Concentration Account and the Deposit Accounts on a daily basis, the Concentration Bank may terminate the Concentration Account and the Deposit Accounts immediately after remitting the proceeds


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therein to Agent. The Borrower hereby acknowledges and agrees that the authorizations hereunder are powers coupled with an interest.

                  (d) The Notice shall be effective when it is received by the Concentration Bank in writing at the address set forth on the signature pages hereof (or at such other address as the Concentration Bank may specify by written notice received by the Agent) and when the Concentration Bank has had a reasonable time to act thereon.

                  SECTION 6. Certain Agreements of the Agent. Anything in this Agreement to the contrary notwithstanding:

                  (a) Any Notice shall be revoked and be of no further effect at such time as the Agent delivers notice of revocation to the Concentration Bank, provided that the Concentration Bank has had a reasonable period of time to implement the changes affecting the Concentration Account as a result of such notice of revocation.

                  (b) As between the Agent and the Borrower, copies of all notices given hereunder or in connection herewith by the Agent to the Concentration Bank shall be delivered simultaneously to the Borrower.

                  (c) As between the Agent and the Borrower, all amounts paid to the Agent pursuant to Section 4(d), Section 4(e) or Section 5(c) shall be applied by the Agent in accordance with the provisions of the Credit Agreement.

                  SECTION 7. Certain Agreements of the Borrower and the Concentration Bank. Except as expressly provided in this Agreement, the Borrower shall not agree to grant or grant any interest, including security interests, to the Concentration Bank with respect to the funds contained in the Concentration Account or any other Deposit Account. Except as expressly provided in this Agreement, the Concentration Bank shall not take any interest, including security interests, or seek to obtain any interest, including security interests, in the funds contained in the security account.

                  SECTION 8. Fees and Expenses; Set-Off. The Concentration Bank will not charge or debit, appropriate, recoup or exercise any right of offset or banker's lien against, the Concentration Account or any other Deposit Account except as provided below. Notwithstanding the foregoing, the Concentration Bank shall have the right at any time to set-off against and withdraw funds from the Concentration Account or other Deposit Account for any of the following: (i) items credited to the Concentration Account in error or which were unpaid for any reason, (ii) overdrafts created on related accounts of the Borrower, (iii) adjustments and corrections in respect of transactions in the Concentration Account or other Deposit Account, (iv) fees and expenses due Concentration Bank, and (v) amounts owed to Concentration Bank with respect to Corporate Card Obligations (as hereinafter defined). If there are insufficient Collected Funds in the Concentration Account to cover the amount of any returned check or other adjustment or correction to be debited thereto, the Borrower shall be responsible for repaying the Concentration Bank the amount of such debit immediately upon demand. If the Borrower fails to so repay the Concentration Bank (after receipt of reasonable notice), then the Agent shall repay the Concentration Bank for such debit, but only to the extent that
(i) the Agent received the proceeds of such check or debit from the Concentration Bank as a result of issuing


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the Notice and related directions under Section 5 hereof, (ii) the proceeds of such check or debit are retained and applied by the Agent to the Obligations owed to the Lenders and the Agent under the Credit Agreement and (iii) the transfer to and application of the proceeds by the Agent are not avoided by order of a court of competent jurisdiction. All expenses for the maintenance of the Concentration Account or any other Deposit Account and all expenses arising under this Concentration Bank Agreement not paid as provided above are the responsibility of the Borrower.

                  SECTION 9.        Entitlement Orders.

                  (a) The Concentration Bank shall comply with all instructions it receives with respect to property (including cash) in the Liquidity Management Sub Account, including, without limitation, instructions directing it to transfer or redeem any property in the Liquidity Management Sub Account (each, an "ENTITLEMENT ORDER") issued by the Agent. In addition, except as otherwise provided in Section 5 and this Section 9, the Concentration Bank may also comply with entitlement orders issued by Borrower with respect to investments to be made in the Liquidity Management Sub Account, without further consent by Agent, so long as Borrower directs the Concentration Bank to invest in only Cash Equivalents offered by the Concentration Bank in its liquidity management account program. In the event of a conflict between an entitlement order originated by the Agent and an entitlement order issued by the Borrower, the instructions in the entitlement order issued by the Agent shall control.

                  (b) Unless otherwise instructed by the Agent in an entitlement order issued by the Agent, all investments in the Liquidity Management Sub Account shall be made on only an overnight basis and all proceeds of such investments and interest and dividend payments thereon shall be transferred only to the Concentration Account.

                  SECTION 10. Account Information. The Borrower hereby instructs the Concentration Bank and the Concentration Bank agrees to furnish to the Agent, with a copy to the Borrower, at the Borrower's expense, bank statements with respect to the Concentration Account or any other Deposit Account that are customarily provided to customers of the Concentration Bank at the times such statements are normally provided to customers of the Concentration Bank, through the normal method of transmission, United States Mail. Additionally, the Borrower hereby instructs the Concentration Bank and the Concentration Bank agrees to make available to the Agent and the Borrower, upon request, copies of all daily debit and credit advices of the Concentration Account and any other Deposit Account.

                  SECTION 11. Additional Agreements and Documents. The Borrower agrees to execute and deliver such other agreements and documents as the Agent or the Concentration Bank may reasonably request, in form and substance reasonably satisfactory to the Agent or Concentration Bank, to carry out or to confirm the provisions of this Agreement.

                  SECTION 12.       Procedures.

                  (a) Concentration Bank will follow its customary procedures for determining whether or not to honor any checks, drafts or other payment requests drawn on or with respect to the Concentration Account or any other Deposit Account. Any electronic funds transfers (wire, automated clearing house, etc.) to or from the Concentration Account or any other Deposit


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Account will be subject to the terms and conditions of Concentration Bank's standard agreements for such services, as in effect and as amended from time to time. In the event of any conflict between the terms and conditions of such agreements and those of this Agreement, then the terms of this Agreement shall control.

                  (b) Concentration Bank may rely, and shall be protected in acting or refraining from acting, upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by Concentration Bank to be genuine and to have been given by the proper party or parties.

                  (c) If the Borrower becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, or if Concentration Bank is otherwise served with legal process or becomes aware of facts or circumstances which Concentration Bank in good faith believes affects its ability to carry out the terms of a notice pursuant to Section 5 hereof or the disposition of funds deposited in the Concentration Account or any other Deposit Account, Concentration Bank shall have the right (i) to place a hold on funds deposited in the Concentration Account or other Deposit Account until such time as Concentration Bank receives an appropriate order from a court of competent jurisdiction or other assurances satisfactory to Concentration Bank establishing that such notice may be effectuated and/or funds may continue to be disbursed according to the instructions contained in this Agreement; or (ii) to commence, at the Borrower's expense, an interpleader action in any court of competent jurisdiction and to take no further action except in accordance with joint instructions from the Borrower and the Agent or in accordance with the final order of court in such action.

                  SECTION 13. Remedies Cumulative, etc. The rights, remedies, and benefits of the Agent herein provided are cumulative and not exclusive of any other rights, remedies, or benefits that the Agent may have under this Agreement, the Borrower Security Agreement, the Credit Agreement, any other Credit Document, or at law, in equity, by statute, or otherwise.

                  SECTION 14. No Delay; Waiver, etc. No delay or failure on the part of the Agent or the Concentration Bank in exercising and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or rights hereunder preclude other or further exercise thereof or the exercise of any other power or right.

                  SECTION 15.       Modification; Resignation.

                  (a) No modification, amendment, or waiver of any provision of this Agreement nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Concentration Bank and if an amendment or modification, the Borrower, and then such modification, amendment, waiver, or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in the same, similar or other circumstances.

                  (b) The Concentration Bank may resign upon 60 days written notice to the Borrower and the Agent; provided that it may resign immediately upon written notice to the other parties in the event of suspected fraud or other illegal activity in connection with the


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Concentration Account, any Deposit Account or this Agreement. Prior to the effectiveness of such resignation, the Borrower shall appoint a new Concentration Bank hereunder (which appointment shall be with the consent of the Required Lenders, such consent not to be unreasonably withheld) and cause such new Concentration Bank to execute and deliver to the Agent a Concentration Bank Agreement in form and substance satisfactory to the Agent. Upon the effectiveness of such resignation, PNC Bank, National Association shall close the Concentration Account and transfer all funds therein and any future instruments deposited therein to the new Concentration Bank, unless otherwise instructed by Borrower and Agent (or solely by Agent after the giving of Notice).

                  SECTION 16. Notices. Prior to an Event of Default, the Concentration Bank promptly will provide to the Agent copies of all monthly statements rendered to the Borrower and any other item reasonably requested by the Agent. On and after an Event of Default, all notices or demands by any party on the other relating to this Agreement shall be in writing. Notices shall be deemed received within five Business Days after being deposited in a United States post office box, postage prepaid, properly addressed to the Borrower, the Agent, or the Concentration Bank at the addresses stated below, subject to the earlier receipt thereof as described in Section 5. Notices may also effectively be given by telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices may also be delivered by courier or otherwise personally delivered. Such notices shall be deemed effective upon receipt. All notices, including telephone notices, daily debit and credit advices, monthly statements of account, photocopies, returned items and general correspondence shall be sent to the addresses and, when applicable given at the telephone numbers set forth on the signature pages hereof or to such other person or address as any party shall designate to the others from time to time in writing.

                  SECTION 17.       Limitation of Liability.

                  (a) The Concentration Bank shall not be liable to the Borrower, Agent or the Lenders for any expense, claim, loss, damage or cost ("DAMAGES") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence.

                  (b) In no event shall the Concentration Bank be liable for any special, indirect, exemplary or consequential damages, including, but not limited to, lost profits, even if advised of the possibility or likelihood of such damages.

                  (c) The Concentration Bank shall be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Concentration Bank, if (i) such failure or delay is caused by circumstances beyond the Concentration Bank's reasonable control, including, but not limited to, legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private common carrier communications or transmission facilities, equipment failure, or act, negligence or the breach by the Borrower or Agent of any of their respective obligations hereunder, or (ii) such failure or delay resulted from the

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Concentration Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                  (d) Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against the Borrower, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against the Borrower, the Concentration Bank may act reasonably to comply with all applicable provisions of governing statutes and neither the Borrower, Agent or any Lender shall assert any claim against the Concentration Bank for doing so.

                  SECTION 18. Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Borrower at its address specified on the signature pages hereof, such service being hereby acknowledged by the Borrower to be sufficient for personal jurisdiction in any action against the Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or the Concentration Bank to bring proceedings against the Borrower in the courts of any other jurisdiction.

                  SECTION 19. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the parties to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each other party already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each of the parties to this Agreement further warrants and represents that it reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 20.       Governing Law.

                  (a) EXCEPT AS EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE SECURITY INTERESTS GRANTED HEREUNDER SHALL BE GOVERNED AND DETERMINED BY THE UNIFORM COMMERCIAL CODE IN EFFECT IN KENTUCKY, AS SUCH CODE MAY BE AMENDED (INCLUDING AMENDMENTS RELATED TO REVISED ARTICLE 9) OR SUCH OTHER APPLICABLE LAW (AS AMENDED) THAT INCREASES THE VALIDITY AND ENFORCEABILITY OF THE SECURITY INTERESTS GRANTED HEREUNDER, IT BEING THE INTENT OF THE PARTIES THAT THE SECURITY INTERETS HEREUNDER BE GIVEN THE BROADEST POSSIBLE SCOPE.

                  (b) The Borrower, the Agent, and the Concentration Bank agree that for purposes of Article 9. Secured Transactions; Sales of Accounts, Contract Rights and Chattel Paper, of Kentucky's version of the Uniform Commercial Code, KY ST ss.ss. 355.9-101 - 9-710, the jurisdiction of the Concentration Bank and Concentration Account is Kentucky.

                  SECTION 21. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Borrower or by and on behalf of the Concentration Bank shall bind and inure to the benefit of the successors and assigns of the Borrower, the Concentration Bank, the Agent, and the Lenders.

                  SECTION 22. Execution in Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. The Borrower and the Concentration Bank each hereby acknowledges receipt of a true, correct, and complete counterpart of this Agreement.

                  SECTION 23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 24. Termination. This Agreement shall terminate upon the earlier of (i) payment in full of all monetary obligations of the Borrower under the Credit Agreement and the termination of the commitments thereunder, and (ii) effectiveness of the resignation of the Concentration Bank as provided in Section 15(b).

                  SECTION 25. Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                  SECTION 26. Agreement Duly Authorized. All parties hereto represent and warrant that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

                  SECTION 27. Notice of Legal Process. If the Concentration Bank receives any notice of legal process of any kind relating to the Borrower, the Concentration Bank shall make a reasonable effort to give oral notice to the Agent and the Borrower of such legal process.

                  SECTION 28. Indemnity. The Borrower agrees to indemnify, defend and hold harmless Concentration Bank and its affiliates, directors, officers, employees, agents, successors and assigns (each an "INDEMNITEE") from and against any and all liabilities, losses, claims, damages, demands, costs and expenses of every kind (including but not limited to costs incurred as a result of items being deposited in the Concentration Account and being unpaid for any reason, reasonable attorney's fees and the reasonable charges of Concentration Bank's in-house counsel) incurred or sustained by any Indemnitee arising out of Concentration Bank's performance of the services contemplated by this Agreement, except to the extent such liabilities, losses, claims, damages, demands, costs and expenses are the direct result of Concentration Bank's gross negligence or willful misconduct. Compliance by Concentration Bank with its standard procedures for the services provided hereunder in all material respects shall be deemed to be the exercise of ordinary care by Concentration Bank, provided that such standard procedures comply with all provisions of applicable law and good banking practices. Concentration Bank shall have no obligation to review or confirm that any actions taken pursuant to this Concentration Bank Agreement comply with the Credit Agreement or any other agreement or document. The provisions of this Section shall survive termination of the Concentration Account. To the extent that the undertaking to indemnify and hold harmless set forth in this Section may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. Each Indemnitee, as soon as reasonably practicable, shall notify the Borrower and the Agent of the commencement of any legal proceeding by a third Person under which any indemnified liability might arise. The Borrower shall have the option to participate in the defense of all claims under which any indemnified liability might arise, but neither the Agent nor the Borrower shall have the option to compel any Indemnitee to employ counsel not of the Indemnitee's choosing.

                  SECTION 29. No Right of Set-Off. Except as expressly provided in Section 8 or Section 28, the Concentration Bank shall have no right to set off and appropriate or recoup any amount with respect to any banking relationship between Concentration Bank and Borrower or any of its Subsidiaries or otherwise; provided, however, that nothing in this Agreement is intended to effect or impair (i) the rights of the Concentration Bank under a Pledge Agreement from the Borrower in favor of the Concentration Bank with respect to a Certificate of Deposit issued by the Concentration Bank in the principal amount of $30,000 and any proceeds thereof, including any proceeds deposited in any Deposit Account, or (ii) the Concentration Bank's right to receive payments from the Borrower under a VISA Corporate Card Arrangement with the Concentration Bank with a credit limit of $25,000 ("Corporate Card Obligations").

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


Address:                                 AMERICAN HOMEPATIENT, INC.,
                                         a Delaware corporation
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027
Attention:  Marilyn A. O'Hara
Telephone: (615) 221-8884
Telecopy:  (615) 373-1947
E-Mail:                                  By:
                                            -----------------------------------
                                            Name:
                                            Title:

Address:                                 BANKERS TRUST COMPANY,
                                         as Agent
130 Liberty Street, 28th Floor
New York, New York 10006
Attention:  Silvia L. Spear
Telephone:  (212) 250-5089
Telecopy:  (212) 250-6314
E-Mail: silvia-l.spear@db.com            By:
                                            -----------------------------------
                                            Name:
                                            Title:

Address:                                 PNC BANK, NATIONAL ASSOCIATION,
James Heider                             as Concentration Bank
500 West Jefferson Street
Louisville, Kentucky 40202
Telephone: (502) 581-4971                By:
Telecopy: (502) 581-2470                    -----------------------------------
E-Mail: james.heider@pncbank.com            Name:
                                            Title:

                                   SCHEDULE I


A.       Concentration Account

         PNC Bank account 300531945, located at 500 West Jefferson Street, Louisville, Kentucky 40202

B.       Deposit Accounts

         None.

                                  SCHEDULE II

                         DEFINITION OF CASH EQUIVALENTS

                  "CASH EQUIVALENTS" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund as regulated by Rule 2a-7 under the Investment Company Act of 1940 that (a) has a net asset value which remains a constant $1.00 per share, (b) has net assets of not less than $500,000,000, and (c) has the highest rating then obtainable from either S&P or Moody's.


                                      S-1